UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

Tempur Sealy International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

On August 27, 2013, Tempur Sealy International, Inc. (the “Company”) completed the offer to exchange (the “Exchange Offer”) up to $375 million aggregate principal amount of its outstanding 6.875% senior notes due 2020 (the “Outstanding Notes”) for up to $375 million of its new 6.875% senior notes due 2020 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended. $375 million in principal amount of the Outstanding Notes, representing 100% of the Outstanding Notes, was tendered and received prior to the expiration of the Exchange Offer at midnight, New York City time, on August 26, 2013. The Exchange Offer was made only by means of a prospectus dated July 26, 2013. The Exchange Offer was conducted pursuant to the terms of the Outstanding Notes and is more fully explained in the Company’s Registration Statement on Form S-4 declared effective by the Securities and Exchange Commission on July 26, 2013 (File No. 333-189063).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur Sealy International, Inc.

Date: August 28, 2013

	By:	/s/ Dale E. Williams
	Name:	Dale E. Williams
	Title:	Executive Vice President and Chief Financial Officer